EXHIBIT 99.2

P.O. Box 25099 ☐ Richmond, VA 23260 ☐ Phone: (804) 359-9311 ☐ Fax: (804) 254-3594

P R E S S R E L E A S E

CONTACT:	Karen M. L. Whelan		RELEASE:	Immediately
	Phone:	(804) 359-9311
	Fax:	(804) 254-3594
	Email:	investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend

Richmond, VA, February 3, 2005 / PRNEWSWIRE

Allen B. King, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors has declared a quarterly dividend of forty-two cents ($.42) per share on the common shares of the Company, payable May 9, 2005, to common shareholders of record at the close of business on April 11, 2005.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation’s gross revenues for the nine-month transitional fiscal year that ended on March 31, 2004, were approximately $2.3 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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